UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2015

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Universal Health Services, Inc. (“we”, “UHS”) is updating the Office of Inspector General (“OIG”) and Other Government Investigations section of our legal proceedings disclosures, as filed on February 26, 2015 on Form 10-K for the year ended December 31, 2014 as follows:.

Office of Inspector General (“OIG”) and Other Government Investigations

In September, 2010, we, along with many other companies in the healthcare industry, received a letter from the United States Department of Justice (“DOJ”) advising of a False Claim Act investigation being conducted in connection with the implantation of implantable cardioverter defibrillators (“ICDs”) from 2003 to 2010 at several of our acute care facilities. The DOJ alleges that ICDs were implanted and billed by our facilities in contravention of a National Coverage Determination regarding these devices. We have established a reserve in connection with this matter which did not have a material impact on our consolidated financial statements.

In February, 2013, the OIG served a subpoena requesting various documents from January, 2008 to the date of the subpoena directed at Universal Health Services, Inc. (“UHS”) concerning it and UHS of Delaware, Inc., and several UHS owned behavioral health facilities including: Keys of Carolina, Old Vineyard Behavioral Health, The Meadows Psychiatric Center, Streamwood Behavioral Health, Hartgrove Hospital, Rock River Academy and Residential Treatment Center, Roxbury Treatment Center, Harbor Point Behavioral Health Center, f/k/a, The Pines Residential Treatment Center, including the Crawford, Brighton and Kempsville campuses, Wekiva Springs Center and River Point Behavioral Health. Prior to receiving this subpoena: (i) the Keys of Carolina and Old Vineyard received notification during the second half of 2012 from the United States Department of Justice of its intent to proceed with an investigation following requests for documents for the period of January, 2007 to the date of the subpoenas from the North Carolina state Attorney General’s Office; (ii) Harbor Point Behavioral Health Center received a subpoena in December, 2012 from the Attorney General of the Commonwealth of Virginia requesting various documents from July, 2006 to the date of the subpoena, and; (iii) The Meadows Psychiatric Center received a subpoena from the OIG in February, 2013 requesting certain documents from 2008 to the date of the subpoena. Unrelated to these matters, the Keys of Carolina was closed and the real property was sold in January, 2013. We were advised that a qui tam action had been filed against Roxbury Treatment Center but the government declined to intervene and the case was dismissed.

In April, 2013, the OIG served facility specific subpoenas on Wekiva Springs Center and River Point Behavioral Health requesting various documents from January, 2005 to the date of the subpoenas. In July, 2013, another subpoena was issued to Wekiva Springs Center and River Point Behavioral Health requesting additional records. In October, 2013, we were advised by the DOJ’s Criminal Frauds Section that they received a referral from the DOJ Civil Division and opened an investigation of River Point Behavioral Health and Wekiva Springs Center. Subsequent subpoenas have since been issued to River Point Behavioral Health and Wekiva Springs Center requesting additional documentation. In April, 2014, the Centers for Medicare and Medicaid Services (“CMS”) instituted a Medicare payment suspension at River Point Behavioral Health in accordance with federal regulations which implemented provisions of the Affordable Care Act regarding suspension of payments during certain investigations. The Florida Agency for Health Care Administration subsequently issued a Medicaid payment suspension for the facility. River Point Behavioral Health submitted a rebuttal statement disputing the basis of the suspension and requesting revocation of the suspension. In response, CMS has continued the payment suspension. River Point Behavioral Health has provided additional information to CMS in an effort to obtain relief from the payment suspension but the suspension remains in effect. In March 2015, we received notification from CMS that the payment suspension will be continued for another 180 days. We cannot predict if and/or when the facility’s suspended payments will resume. However, if continued for a significant period of time, the payment suspension will likely have a material adverse effect on River Point Behavioral Health’s future results of operations and financial condition. The operating results of River Point Behavioral Health did not have a material impact on our consolidated results of operations for the years ended December 31, 2014 or 2013.

In June, 2013, the OIG served a subpoena on Coastal Harbor Health System in Savannah, Georgia requesting documents from January, 2009 to the date of the subpoena.

In February, 2014, we were notified that the investigation conducted by the Criminal Frauds Section had been expanded to include the National Deaf Academy. In March, 2014, a Civil Investigative Demand (“CID”) was served on the National Deaf Academy requesting documents and information from the facility from January 1, 2008 through the date of the CID. We have been advised by the government that the National Deaf Academy has been added to the facilities which are the subject of the coordinated investigation referenced above.

In March, 2014, CIDs were served on Hartgrove Hospital, Rock River Academy and Streamwood Behavioral Health requesting documents and information from those facilities from January, 2008 through the date of the CID.

In September, 2014, the DOJ Civil Division advised us that they were expanding their investigation to include four additional facilities and were requesting production of documents from these facilities. These facilities are Arbour-HRI Hospital, Behavioral Hospital of Bellaire, St. Simons by the Sea, and Turning Point Care Center.

In December 2014, the DOJ Civil Division requested that Salt Lake Behavioral Health produce documents responsive to the original subpoenas issued in February, 2013.

In March, 2015, the OIG issued subpoenas to Central Florida Behavioral Hospital and University Behavioral Center requesting certain documents from January, 2008 to the date of the subpoena.

In late March, 2015, we were notified that the investigation conducted by the Criminal Frauds Section has been expanded to include UHS as a corporate entity arising out of the coordinated investigation of the facilities described above and, in particular, Hartgrove Hospital.

The DOJ has advised us that the civil aspect of the coordinated investigation in connection with the behavioral health facilities named above is a False Claim Act investigation focused on billings submitted to government payers in relation to services provided at those facilities. At present, we are uncertain as to potential liability and/or financial exposure of the Company and/or named facilities, if any, in connection with these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: March 31, 2015	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer